UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 22, 2011

Date of Report (Date of earliest event reported)

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14225	94-1741481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)

On June 22, 2011, Oscar Rodriguez, a member of the Board of Directors (the “Board”) of Exar Corporation (“Exar”), confirmed to the Corporate Governance and Nominating Committee of the Board that he does not wish to be nominated for another term as a member of Exar’s Board. As a result, he will not stand for re-election to the Exar Board at the upcoming 2011 Annual Meeting of Stockholders to be held on August 31, 2011.

(e)

On June 22, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of Exar Corporation (“Exar”) approved Exar’s Fiscal Year 2012 Executive Incentive Program (the “Program”). The Program provides incentive opportunities for fiscal 2012 for Exar’s executive officers (including named executive officers Pedro (Pete) Rodriguez, Kevin Bauer, George Apostol, Paul Pickering and Jiebing Wang) and other key employees selected to participate in the Program. Incentive awards under the Program will be paid in fully vested shares of Exar common stock, with the total number of shares to be paid under the Program to be determined based on net sales and non-GAAP operating income (EBIT) before cash profit sharing for fiscal 2012 against performance goals established by the Committee for purposes of the Program. For purposes of the Program, operating income (EBIT) is adjusted to exclude certain items from Exar’s operating income as calculated under generally accepted accounting principles. The maximum number of shares that may be issued to all participants pursuant to the Program is approximately 570,857 shares. Any shares issued under the Program will be charged against the applicable share limits of Exar’s 2006 Equity Incentive Plan and/or any equity incentive plan approved by the stockholders subsequent to this filing. The Committee will determine how the total share pool will be allocated among the participants in the Program based on, among other factors, its assessment of the participant’s individual performance during the fiscal year. The Committee also approved target awards under the Program for each of the named executive officers as follows: Mr. P. Rodriguez, 87.5% of his base salary; Mr. Bauer, 40% of his base salary; Mr. Apostol, 50% of his base salary; Mr. Pickering, 50% of his base salary; and Mr. Wang, 35% of his base salary.

The foregoing summary of the Program is qualified in its entirety by the provisions of the applicable plan document, which Exar intends to file with its quarterly report on Form 10-Q for the first quarter of fiscal year 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION
(Registrant)

Date: June 27, 2011	/s/ Kevin Bauer
Kevin Bauer
Senior Vice President and Chief Financial Officer